Exhibit 5

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

July 18, 2003

Zenith National Insurance Corp.
21255 Califa Street
Woodland Hills, California 91367

Re:	Registration Statement on Form S-1 of Zenith National Insurance Corp.

Ladies and Gentlemen:

        We have acted as special counsel to Zenith National Insurance Corp., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-1 to be filed on July 18, 2003 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) $125,000,000 aggregate principal amount at maturity of its 5.75% Convertible Senior Notes due 2023 (the "Notes") issued under that certain Indenture, dated as of March 21, 2003 (the "Indenture"), by and between the Company and Wells Fargo Bank Minnesota, N.A., and (ii) shares (the "Shares") of the Company's common stock, par value $1.00 per share (the "Common Stock"), issuable upon conversion of the Notes pursuant to the Indenture, in each case as contemplated by that certain Registration Rights Agreement, dated as of March 21, 2003 (the "Registration Rights Agreement"), by and among the Company and Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers named in that certain Purchase Agreement, by and among the Company and such initial purchasers, dated March 18, 2003. The Notes and the Shares are to be offered and sold by certain securityholders of the Company.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement to be filed on July 18, 2003; (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) a specimen certificate representing the Common Stock; (v) the closing documents delivered in connection with the sale of the Notes, including the executed global note representing the Notes, authenticated by the Trustee; (vi) the Certificate of Incorporation of the Company, and all Certificates of Amendment thereto through the date hereof, in each case as filed with and certified by the Secretary of State of the State of Delaware; (vii) the Bylaws of the Company, as currently in effect as certified by the Secretary of the Company; and (viii) certain resolutions of the Board of Directors of the Company and of the Pricing Committee thereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below in Paragraph 1, we have also assumed that the global note representing the Notes was duly authenticated by the Trustee. To the extent our opinion set forth below in Paragraph 1 relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Notes, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought. We have also assumed that the Company has complied with all aspects of applicable laws of jurisdictions other than the State of New York and other than Delaware corporate law in connection with the transactions contemplated by the Indenture and the Registration Rights Agreement. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. In rendering the opinion set forth below in Paragraph 2, we have assumed that (i) the certificates evidencing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Shares and (ii) the Conversion Price (as defined in the Indenture) will be at least equal to the par value of the Shares at the time of conversion.

        Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein stated.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

        1.     The Notes have been duly authorized and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

        2.     The Shares initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance and, when issued and delivered upon conversion of the Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.

        In rendering the opinion set forth above in Paragraph 1, we have assumed that the execution and delivery by the Company of the Indenture and the Notes and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed in Item 16 of Part II of the Registration Statement.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,
/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP